Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the 2009 Dole Food Automatic Common Exchange Security Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the 2009 Dole Food Automatic Common Exchange Security Trust for the period ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the 2009 Dole Food Automatic Common Exchange Security Trust for the stated period.

/s/ Donald J. Puglisi Donald J. Puglisi Managing Trustee, 2009 Dole Food Automatic Common Exchange Security Trust
Dated: March 3, 2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by 2009 Dole Food Automatic Common Exchange Security Trust for purposes of Section 18 of the Securities Exchange Act of 1934.